FOR IMMEDIATE RELEASE

A.G. Edwards, Inc. Announces Results

for the Third Quarter and First Nine Months of Fiscal 2007

Quarterly Earnings Per Share Up 54% From Same Quarter Last Year;

Client Assets Reach $370 Billion

ST. LOUIS, Dec. 21, 2006 -- A.G. Edwards, Inc. (NYSE: AGE) today announced results for the third quarter and first nine months of fiscal 2007, which ended November 30, 2006.

Net earnings for the quarter were $78 million, or $1.03 per diluted share, on net revenues of $768 million. For the same quarter last year, net earnings were $52 million, or $0.67 per diluted share, on net revenues of $674 million.

For the first nine months of fiscal 2007, net earnings were $222 million, or $2.90 per diluted share, on net revenues of $2.2 billion. For the same period last year, net earnings were $151 million, or $1.95 per diluted share, on net revenues of $2.0 billion.

Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”

“Our third-quarter performance maintained the year-over-year trends of steady client-asset growth and solid earnings growth,” said Robert L. Bagby, chairman and chief executive officer. “I want to again thank all of our employees for producing such strong results while always staying focused on our clients’ best interests.

“Along with these results, we are pleased to announce the Office of Thrift Supervision has approved the expansion of powers of A.G. Edwards Trust Company FSB, which will be able to accept clients’ cash deposits from our FDIC-insured bank deposit program. We believe this program and other recent initiatives reinforce our commitment to enhance the value we provide our clients while developing new revenue streams to enhance value for our shareholders.”

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A.G. Edwards, Inc.

December 21, 2006

RESULTS OF OPERATIONS

Asset management and service fees – Asset-management and service-fee revenues for the third quarter increased 18 percent ($48 million) versus the third quarter last year. For the first nine months of fiscal 2007, these revenues increased 20 percent ($152 million) versus last year’s first nine months. Results in both periods continued to reflect greater client interest in the firm’s fee-based programs and services, particularly its fund-advisory programs, as well as increased client-asset values in mutual funds.

Commissions – Commission revenues for the third quarter were essentially flat when compared to the year-ago quarter, as decreased client activity in individual equities was offset by increased client activity in insurance products and individual mutual funds. For the first nine months of fiscal 2007 compared to the same period last year, commission revenues increased 2 percent ($17 million) mainly as a result of increased client activity in individual equities and insurance products.

Principal transactions – Revenues from principal transactions increased 7 percent ($3 million) compared to last year’s third quarter. Versus the first nine months of last fiscal year, principal-transaction revenues increased 5 percent ($8 million). The increases in both periods reflected increased client activity in the over-the-counter equity markets.

Investment banking – Investment-banking revenues for the third quarter increased 25 percent ($15 million) versus the same three-month period last year, largely resulting from greater volume of equity underwritings and related management fees. For the first nine months of fiscal 2007, investment-banking revenues decreased 4 percent ($7 million) compared to the same period last year, primarily reflecting lower volume of closed-end fund and municipal-debt underwritings.

Net interest revenue – Interest revenue net of interest expense in the third quarter increased 20 percent ($9 million) from the year-ago quarter. For fiscal 2007’s first nine months, net interest revenue increased 28 percent ($35 million) over last year’s first nine months. Both the third-quarter and nine-month results reflect an increased prime rate resulting in higher interest rates charged on margin balances, higher interest payments on the fixed-income inventory held for sale to clients and higher revenue from short-term investments. The results in both periods were partially offset by lower average client margin balances.

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A.G. Edwards, Inc.

December 21, 2006

Other revenue – Other revenue increased $17 million in the third quarter and increased $40 million for the first nine months of fiscal 2007 compared to the same periods last year. The increases in both periods reflect higher private-equity gains along with the mark-to-market on NYSE Group shares the firm currently holds. Through the first nine months, the firm recorded $26 million in revenue related to its investment in NYSE Group.

Non-interest expenses – During the third quarter, non-interest expenses increased 8 percent ($45 million) compared to last year’s third quarter. For the first nine months of fiscal 2007, non-interest expenses increased 7 percent ($121 million) compared to the same period last fiscal year.

As previously disclosed in the firm’s latest Annual Report on Form 10-K, the firm changed its accounting method for stock awards to retirement-eligible employees effective March 1, 2006. As a result, compensation and benefits expense in the prior period has been adjusted to reflect this change. Compensation and benefits increased 10 percent ($42 million) in this year’s third quarter versus the year-ago quarter. Comparing the first nine months of fiscal 2007 to the same period last year, compensation and benefits increased 8 percent ($109 million). The results in both periods mainly reflect higher commissionable revenue as well as higher incentive-compensation accruals due to increased firm profitability.

Non-compensation-related expenses for the third quarter this year increased 2 percent ($3 million) compared to the same quarter last year. For this year’s first nine months, non-compensation-related expenses increased 3 percent ($12 million) versus last year’s first nine months. Both periods reflect higher technology consulting expenses, partially offset by lower expenses for addressing various regulatory changes and legal matters. The nine-month results additionally reflect increased securities-processing expenses as well as higher training and business-development expenses.

ADDITIONAL STOCKHOLDER INFORMATION

Total client assets at the end of the third quarter were $370 billion, a 12 percent increase when compared to the end of the third quarter last year. Client assets in fee-based accounts at the end of the third quarter of fiscal 2007 were $42 billion, a 22 percent increase when compared to the end of the third quarter of fiscal 2006.

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A.G. Edwards, Inc.

December 21, 2006

As of November 30, 2006, stockholders’ equity was $2.0 billion, for a book value per share of $27.02. Diluted per share earnings for the third quarter were based on 76.4 million average common and common equivalent shares outstanding compared to 77.2 million in the prior year. Diluted per share earnings for the current nine-month period were based on 76.6 million average common and common equivalent shares outstanding compared to 77.4 million in the prior year.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Drawn to the firm’s client-first philosophy, individuals and businesses have turned to A.G. Edwards for sound advice and access to a wide array of investment products and services that can help them meet their financial goals and objectives. Founded in 1887, A.G. Edwards and its affiliates employ 6,628 financial consultants in 744 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, the completion of all contractual, technological, legal and other requirements for the introduction of new products or services, regulatory changes and actions, changes in legislation, risk management, the expansion of powers of A.G. Edwards Trust Company FSB, legal claims, technology changes, compensation changes, the impact of outsourcing agreements, the impact of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment,” and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	November 30,	November 30,	Increase/	%
	2006	2005	(Decrease)	Chg.
		(As Adjusted)
Revenues
Asset management and service fees:
Distribution fees	$172,326	$146,425	$25,901	17.7
Fee-based accounts	119,886	98,108	21,778	22.2
Service fees	25,982	25,256	726	2.9
Total	318,194	269,789	48,405	17.9
Commissions:
Equities	132,314	133,817	(1,503)	(1.1)
Mutual funds	56,343	54,521	1,822	3.3
Insurance	48,050	47,219	831	1.8
Futures & Options	10,696	11,468	(772)	(6.7)
Other	218	184	34	18.5
Total	247,621	247,209	412	0.2
Principal transactions:
Debt securities	31,694	30,655	1,039	3.4
Equities	21,966	19,609	2,357	12.0
Total	53,660	50,264	3,396	6.8
Investment banking:
Underwriting fees and selling concessions	52,818	40,216	12,602	31.3
Management fees	19,802	17,758	2,044	11.5
Total	72,620	57,974	14,646	25.3
Interest:
Margin account balances	35,546	35,446	100	0.3
Securities owned and deposits	22,453	12,718	9,735	76.5
Total	57,999	48,164	9,835	20.4
Other	21,390	3,966	17,424	439.3
Total Revenues	771,484	677,366	94,118	13.9
Interest expense	3,955	3,281	674	20.5
Net Revenues	767,529	674,085	93,444	13.9
Non-Interest Expenses:
Compensation and benefits	476,208	434,431	41,777	9.6
Communication and technology	64,736	56,938	7,798	13.7
Occupancy and equipment	37,584	36,423	1,161	3.2
Marketing and business development	17,669	16,554	1,115	6.7
Floor brokerage and clearance	4,895	5,095	(200)	(3.9)
Other	42,391	48,795	(6,404)	(13.1)
Total Non-Interest Expenses	643,483	598,236	45,247	7.6
Earnings Before Income Taxes	124,046	75,849	48,197	63.5
Income Taxes	45,719	24,179	21,540	89.1
Net earnings	$78,327	$51,670	$26,657	51.6

Earnings per diluted share	$1.03	$0.67	$0.36	53.7
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,411	77,189
Stockholders’ Equity	$2,039,141	$1,855,663
Book Value per share	$27.02	$24.40
Total Shares Outstanding (end of period)	75,477	76,048

Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-
eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”

A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Nine Months Ended
	November 30,	November 30,	Increase/	%
	2006	2005	(Decrease)	Chg.
		(As Adjusted)
Revenues
Asset management and service fees:
Distribution fees	$502,895	$419,183	$83,712	20.0
Fee-based accounts	347,149	281,840	65,309	23.2
Service fees	80,313	76,935	3,378	4.4
Total	930,357	777,958	152,399	19.6
Commissions:
Equities	402,752	390,131	12,621	3.2
Mutual funds	174,504	175,957	(1,453)	(0.8)
Insurance	147,846	143,061	4,785	3.3
Futures & Options	35,721	34,314	1,407	4.1
Other	826	712	114	16.0
Total	761,649	744,175	17,474	2.3
Principal transactions:
Debt securities	97,559	97,916	(357)	(0.4)
Equities	64,405	56,177	8,228	14.6
Total	161,964	154,093	7,871	5.1
Investment banking:
Underwriting fees and selling concessions	125,619	132,230	(6,611)	(5.0)
Management fees	51,800	52,326	(526)	(1.0)
Total	177,419	184,556	(7,137)	(3.9)
Interest:
Margin account balances	112,523	102,262	10,261	10.0
Securities owned and deposits	58,167	28,830	29,337	101.8
Total	170,690	131,092	39,598	30.2
Other	55,789	15,441	40,348	261.3
Total Revenues	2,257,868	2,007,315	250,553	12.5
Interest expense	12,418	7,755	4,663	60.1
Net Revenues	2,245,450	1,999,560	245,890	12.3
Non-Interest Expenses:
Compensation and benefits	1,408,502	1,299,707	108,795	8.4
Communication and technology	187,972	172,788	15,184	8.8
Occupancy and equipment	111,445	107,809	3,636	3.4
Marketing and business development	61,088	55,650	5,438	9.8
Floor brokerage and clearance	13,995	15,024	(1,029)	(6.8)
Other	111,618	122,529	(10,911)	(8.9)
Total Non-Interest Expenses	1,894,620	1,773,507	121,113	6.8
Earnings Before Income Taxes	350,830	226,053	124,777	55.2
Income Taxes	128,654	78,167	50,487	64.6
Earnings Before Cumulative Effect
of Accounting Change	222,176	147,886	74,290	50.2
Cumulative Effect of Accounting
Change, Net		2,768	(2,768)	(100.0)
Net earnings	$222,176	$150,654	$71,522	47.5
Earnings per diluted share:
Earnings before cumulative effect of accounting
change	$2.90	$1.91	$0.99	51.8
Cumulative effect of accounting change, net		0.04	(0.04)
	$2.90	$1.95	$0.95	48.7
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,566	77,419
Stockholders’ Equity	$2,039,141	$1,855,663
Book Value per share	$27.02	$24.40
Total Shares Outstanding (end of period)	75,477	76,048
Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-
eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”

A. G. EDWARDS, INC.
CONSOLIDATED FIVE-QUARTER SUMMARY
(In thousands, except per share amounts)
(Unaudited)
	November 30,	August 31,	May 31,	February 28,	November 30,
	2006	2006	2006	2006	2005
				(As Adjusted)	(As Adjusted)
Revenues
Asset management and service fees:
Distribution fees	$172,326	$164,131	$166,438	$152,390	$146,425
Fee-based accounts	119,886	115,203	112,060	104,745	98,108
Service fees	25,982	25,750	28,581	27,779	25,256
Total	318,194	305,084	307,079	284,914	269,789
Commissions:
Equities	132,314	126,399	144,039	139,921	133,817
Mutual funds	56,343	51,046	67,115	66,926	54,521
Insurance	48,050	48,529	51,267	52,415	47,219
Futures & Options	10,696	11,386	13,639	14,097	11,468
Other	218	342	266	182	184
Total	247,621	237,702	276,326	273,541	247,209
Principal transactions:
Debt securities	31,694	35,871	29,994	33,368	30,655
Equities	21,966	19,285	23,154	22,649	19,609
Total	53,660	55,156	53,148	56,017	50,264
Investment banking:
Underwriting fees and selling concessions	52,818	40,003	32,798	36,733	40,216
Management fees	19,802	16,709	15,289	13,108	17,758
Total	72,620	56,712	48,087	49,841	57,974
Interest:
Margin account balances	35,546	39,020	37,957	36,204	35,446
Securities owned and deposits	22,453	20,030	15,684	14,041	12,718
Total	57,999	59,050	53,641	50,245	48,164
Other	21,390	4,206	30,193	28,893	3,966
Total Revenues	771,484	717,910	768,474	743,451	677,366
Interest expense	3,955	4,682	3,781	2,898	3,281
Net Revenues	767,529	713,228	764,693	740,553	674,085
Non-Interest Expenses:
Compensation and benefits	476,208	451,366	480,928	461,492	434,431
Communication and technology	64,736	63,347	59,889	63,591	56,938
Occupancy and equipment	37,584	37,845	36,016	36,305	36,423
Marketing and business development	17,669	17,870	25,549	15,985	16,554
Floor brokerage and clearance	4,895	5,548	3,552	6,049	5,095
Other	42,391	32,890	36,337	42,176	48,795
Total Non-Interest Expenses	643,483	608,866	642,271	625,598	598,236
Earnings Before Income Taxes	124,046	104,362	122,422	114,955	75,849
Income Taxes	45,719	38,136	44,799	39,517	24,179
Net earnings	$78,327	$66,226	$77,623	$75,438	$51,670
Earnings per diluted share	$1.03	$0.86	$1.01	$0.99	$0.67

Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,411	76,691	76,690	76,562	77,189
Stockholders’ Equity	$2,039,141	$2,009,699	$1,971,895	$1,887,012	$1,855,663
Book Value per share	$27.02	$26.40	$25.81	$24.96	$24.40

Note: Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-
eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	3Q FY07	2Q FY07	1Q FY07	4Q FY06	3Q FY06
				(As Adjusted)	(As Adjusted)

Net Revenues	$767,529	$713,228	$764,693	$740,553	$674,085

Earnings Before Income Taxes	$124,046	$104,362	$122,422	$114,955	$75,849

Net Earnings	$78,327	$66,226	$77,623	$75,438	$51,670

Pre-tax Net Earnings as a
Percent of Net Revenues	16.2%	14.6%	16.0%	15.5%	11.3%

Average Diluted Shares-
(000’s Omitted)	76,411	76,691	76,690	76,562	77,189

Earnings Per Diluted Share	$1.03	$0.86	$1.01	$0.99	$0.67

Dividends Per Share	$0.20	$0.20	$0.20	$0.20	$0.20

Total Assets	$5,076,078	$4,708,961	$4,413,379	$4,671,643	$4,479,493

Stockholders’ Equity	$2,039,141	$2,009,699	$1,971,895	$1,887,012	$1,855,663

Book Value Per Share	$27.02	$26.40	$25.81	$24.96	$24.40

Return On Average Equity-
(Quarter Results Annualized)	15.5%	13.3%	16.1%	16.1%	11.2%

Financial Consultants	6,628	6,666	6,745	6,824	6,844

Full-time Employees	15,364	15,323	15,420	15,480	15,472

Locations	746	744	745	738	734

Total Client Assets (in millions)	$370,000	$354,000	$345,000	$343,000	$331,000

Assets in Fee-based Accounts (in millions)	$42,000	$40,000	$38,000	$37,000	$34,000

Note: Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-
eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”